Five Oaks Investment Corp. Announces Third Quarter 2014 Monthly Common Stock Dividend Rate of $0.125 Per Share for July, August and September, and Preferred Stock Dividend

NEW YORK, June 17, 2014 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) today announced that its board of directors has declared monthly cash dividend rates for the third quarter of 2014 of $0.125 per share of common stock for the months of July, August and September:

Third Quarter 2014 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2014	$0.125	July 15, 2014	July 30, 2014

August 2014	$0.125	August 15, 2014	August 28, 2014

September 2014	$0.125	September 15, 2014	September 29, 2014

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the third quarter of 2014 of $0.1823 per share of Series A Preferred Stock:

Third Quarter 2014 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2014	$0.1823	July 15, 2014	July 28, 2014

August 2014	$0.1823	August 15, 2014	August 27, 2014

September 2014	$0.1823	September 15, 2014	September 29, 2014

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a Maryland corporation focused on investing in, financing and managing a leveraged portfolio of mortgage-backed securities, including non-agency and agency residential mortgage-backed securities, multi-family mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other mortgage related investments. The Company's objective is to deliver attractive risk-adjusted returns to its investors, primarily through dividends and secondarily through capital appreciation, via an investment approach centered on taking advantage of relative value opportunities available across the whole residential mortgage market.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

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CONTACT: Investor Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp.,(212) 257 5073